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                                                                  Exhibit 10.9

                                    AMENDMENT TO
                              1996 STOCK INCENTIVE PLAN





    On November 14, 1996, the Board of Directors of Hilton Hotels Corporation (the "Company") authorized an amendment to Section 5(i) of the Company's 1996 Stock Incentive Plan which deletes the requirement that the Company provide written consent to a terminated optionee that such optionee may exercise options for a period equal to the lesser of: (i) three months after termination of employment or (ii) the balance of such option's term.